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As filed with the Securities and Exchange Commission on January 30, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sanmina-SCI Corporation
(Exact name of Registrant as specified in its charters)

Delaware (State or other jurisdiction of incorporation or organization)	77-0228183 (I.R.S. Employer Identification Number)

2700 North First Street
San Jose, California 95134
(408) 964-3500
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Jure Sola
Chairman and Chief Executive Officer
Sanmina-SCI Corporation
2700 North First Street
San Jose, California 95134
(408) 964-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christopher D. Mitchell, Esq.
Michael A. Occhiolini, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

(Exact Name of Additional Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Compatible Memory, Inc.(1)	California	3679	91-1851483
Hadco Corporation(2)	Massachusetts	3672	04-2393279
Hadco Santa Clara, Inc.(3)	Delaware	3672	94-2348052
Interagency, Inc.(4)	Delaware	6719	63-0673214
Newisys, Inc.(5)	Delaware	3679	74-2969912
Sanmina-SCI Enclosures USA Inc.(6)	North Carolina	3499	56-1931342
Sanmina-SCI Systems (Alabama) Inc.(4)	Alabama	6719	63-0967529
Sanmina-SCI Systems Enclosures (Denton) Inc.(7)	Texas	3499	75-2547824
Sanmina-SCI Systems Holdings, Inc.(4)	Delaware	6719	72-1950026
SCI Systems, Inc.(4)	Delaware	3679	63-0583436
SCI Technology, Inc.(4)	Alabama	3679	63-0889617
Scimex, Inc.(4)	Alabama	9999	63-0950119
Viking Interworks Inc.(1)	California	3679	33-0412659
SCI Plant No. 5, L.L.C.(4)	Alabama	3679	63-2838566
SCI Plant No. 22, L.L.C.(8)	Colorado	3679	63-1255657
Sanmina General, L.L.C.(9)	Delaware	9999	N/A
Sanmina Limited, L.L.C.(9)	Delaware	9999	77-0570676
Sanmina Texas, L.P.(10)	Texas	3679	75-2102551
Sanmina-SCI USA, Inc.(9)	Delaware	3672	20-3510117

(Address, including zip code, and telephone number, including area code, of additional Registrant's principal executive offices)

(1)
30200 Avenida De Las Banderas, Rancho Santa Margarita, CA 92688 (949) 643-7255
(2)
12A Manor Parkway, Salem, NH 03079 (603) 896-2000
(3)
445 El Camino Real, Santa Clara, CA 95050 (408) 557-7000
(4)
13000 South Memorial Pkwy., Huntsville, AL 35803 (256) 882-4800
(5)
10814 Jollyville Rd., Building 4, Suite 300, Austin, TX 78759 (512) 340-9050
(6)
3600 Glenwood Ave., Raleigh, NC 27612 (919) 596-7622
(7)
2200 Worthington Ave., Denton, TX 76207 (940) 387-3535
(8)
702 Bandley Drive, Fountain, CO 80817 (719) 382-2244
(9)
2700 N. First Street, San Jose, CA 95134 (408) 964-3500
(10)
1201 West Crosby Road, Carrollton, TX (972) 323-3400

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

       If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

       If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum aggregate offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(1)

Senior Subordinated Debt Securities	—	—	$600,000,000	$64,200

Guarantees of Senior Subordinated Debt Securities(3)	—	—	—	—

Total	—	—	$600,000,000	$64,200

1)
An indeterminate number of or aggregate principal amount of the securities of each identified class is being registered as may at various times be issued at indeterminate prices. The registrant is deferring payment of the amount of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act except for $64,200 with respect to $600,000,000 proposed maximum aggregate offering price of senior subordinated notes which may be offered pursuant to the preliminary prospectus supplement filed on the date hereof and any amendment or supplement thereto.
2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
3)
The guarantors are U.S. wholly-owned subsidiaries of Sanmina-SCI Corporation and will guarantee the senior subordinated debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the guarantee of the senior subordinated debt securities.

SANMINA-SCI CORPORATION

SENIOR SUBORDINATED DEBT SECURITIES
GUARANTEES OF SENIOR SUBORDINATED DEBT SECURITIES

        This prospectus relates to senior subordinated debt securities and related guarantees which we may sell from time to time in one or more offerings. We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Dated January 30, 2006

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SUMMARY

        You should read the following summary together with any subsequently filed prospectus, or amendment or supplement thereto, including more detailed information in our consolidated financial statements and related notes included in or incorporated by reference to such prospectus, amendment or supplements. The words "we," "our," "us," and "Sanmina-SCI" refer to Sanmina-SCI Corporation in this prospectus and any subsequently filed prospectus, amendment or supplement thereto, unless the context requires otherwise.

Sanmina-SCI Corporation

        We are a leading independent global provider of customized, integrated electronics manufacturing services, or EMS. We provide these comprehensive services primarily to original equipment manufacturers, or OEMs, in the communications, computing and storage, multimedia, industrial and semiconductor capital equipment, defense and aerospace, medical, and automotive industries. The combination of our advanced technologies, extensive manufacturing expertise and economies of scale enables us to meet the specialized needs of our customers in these markets in a cost-effective manner.

        Our end-to-end services in combination with our global expertise in supply chain management enable us to manage our customers' products throughout their life cycles. These services include:

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  product design and engineering, including initial development, detailed design, preproduction services and manufacturing design;

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  volume manufacturing of complete systems, components and subassemblies;

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  final system assembly and test;

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  direct order fulfillment and logistics services; and

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  after-market product service and support.

        Our business strategy enables us to win large outsourcing programs from leading multinational OEMs. Our customers primarily consist of OEMs that operate in a range of industries.

        We were incorporated in Delaware in May 1989 to acquire our predecessor company, which had been in the printed circuit board and backplane business since 1980. In December 2001, we merged with SCI Systems, Inc., or SCI, and changed our name to Sanmina-SCI Corporation. Our principal executive offices are located at 2700 North First Street, San Jose, California 95134. Our telephone number is (408) 964-3500 and our internet address is www.sanmina-sci.com. Information contained in or linked to our website is not a part of this prospectus supplement.

RISK FACTORS

        You should carefully consider the following risks, as well as the other information contained in, or incorporated by reference to, this prospectus and any other document to which we refer you in this prospectus before investing in our securities. If any of the following risks actually occurs, our business could be harmed and you could lose a portion or all of your investment.

We are exposed to general market conditions in the electronics industry which could have a material adverse impact on our business, operating results and financial condition.

        As a result of the downturn in the electronics industry, demand for our manufacturing services declined significantly during our 2001, 2002 and 2003 fiscal years. The decrease in demand for manufacturing services by OEMs resulted primarily from reduced capital spending by communications service providers. Consequently, our operating results were adversely affected as a result of the deterioration in the communications market and the other markets that we serve. Although we have begun to see evidence of a recovery in several markets that we serve, if capital spending in these markets does not continue to improve, or improves at a slower pace than we anticipate, our revenue and profitability will be adversely affected. In addition, even as many of these markets begin to recover, OEMs are likely to continue to be highly sensitive to costs and will likely continue to place pressure on EMS companies to minimize costs. This will likely result in continued significant price competition among EMS companies, and this competition will likely continue to affect our results of operations. In addition, OEM customers are increasingly requiring us and other EMS companies to move production of their products to lower-cost locations and away from high cost locations such as the United States and Western Europe. As a result, we have had to close facilities in the U.S. and Europe and incur costs for facilities closure, employee severance and related items. These trends are likely to continue, and we may therefore need to close additional facilities and incur related closure costs in future fiscal periods.

        We cannot accurately predict future levels of demand for our customers' electronics products. As a result of this uncertainty, we cannot accurately predict if the improvement in the electronics industry will continue. Consequently, our past operating results, earnings and cash flows may not be indicative of our future operating results, earnings and cash flows. In particular, if the economic recovery in the electronics industry does not demonstrate sustained momentum, and if price competition for EMS services continues to be intense, our operating results may be adversely affected.

If demand for our higher-end, higher margin manufacturing services does not improve, our future gross margins and operating results may be lower than expected.

        Before the economic downturn in the communications sector and before our merger with SCI Systems, Inc., sales of our services to OEMs in the communications sector accounted for a substantially greater portion of our net sales and earnings than in recent periods. As a result of reduced sales to OEMs in the communications sector, our gross margins have declined because the services that we provided to these OEMs often were more complex, thereby generating higher margins than those that we provided to OEMs in other sectors of the electronics industry. For example, a substantial portion of our net sales are currently derived from sales of personal computers. Margins on personal computers are typically lower than margins that we have historically realized on communication products. OEMs are continuing to seek price decreases from us and other EMS companies and competition for this business remains intense. Although the electronics industry has begun to show indications of a recovery, pricing pressure on EMS companies continues to be strong and there continues to be intense price competition for EMS services. This price competition has affected, and could continue to adversely affect, our gross margins. If demand for our higher-end, higher margin manufacturing services does not improve in the future, our gross margins and operating results in future periods may be adversely affected.

Our operating results are subject to significant uncertainties.

        Our operating results are subject to significant uncertainties, including the following:

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  economic conditions in the electronics industry;

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  the timing of orders from major customers and the accuracy of their forecasts;

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  the timing of expenditures in anticipation of increased sales, customer product delivery requirements and shortages of components or labor;

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  the mix of products ordered by and shipped to major customers, as high volume and low complexity manufacturing services typically have lower gross margins than more complex and lower volume services;

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  the degree to which we are able to utilize our available manufacturing capacity;

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  our ability to effectively plan production and manage our inventory and fixed assets;

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  customer insolvencies resulting in bad debt exposures that are in excess of our accounts receivable reserves;

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  our ability to efficiently move manufacturing activities to lower cost regions without adversely affecting customer relationships and while controlling facilities closure and employee severance costs;

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  pricing and other competitive pressures;

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  seasonality in customers' product requirements;

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  fluctuations in component prices;

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  political and economic developments in countries in which we have operations;

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  component shortages, which could cause us to be unable to meet customer delivery schedules; and

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  new product development by our customers.

        A portion of our operating expenses is relatively fixed in nature, and planned expenditures are based, in part, on anticipated orders, which are difficult to estimate. If we do not receive anticipated orders as expected, our operating results will be adversely impacted. Moreover, our ability to reduce our costs as a result of current or future restructuring efforts may be limited because consolidation of operations can be costly and a lengthy process to complete.

If in a future fiscal period, we were to identify a material weakness in our internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities; we will also likely continue to incur substantial expenditures in connection with the Sarbanes-Oxley Section 404 process.

        As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal control over financial reporting in their annual reports on Form 10-K that contains an assessment by management of the effectiveness of the company's internal control over financial reporting. In addition, the independent registered public accounting firm auditing the company's financial statements must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. We are subject to these requirements beginning in our 2005 fiscal year. Although this process did not identify any material weaknesses in our internal controls over financial reporting at October 1, 2005, in the future, we will need to continue to evaluate, and upgrade and enhance, our internal controls. For a discussion of changes undertaken to remediate a previously identified material weakness and adjustments recorded to our financial statements as a result of this remediation, see "Item 9A. Controls and Procedures" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Quarterly Results (Unaudited)" contained in the Annual Report on Form 10-K incorporated by reference herein. In addition, because of inherent limitations, our internal control over financial reporting may not prevent or detect misstatements, errors or omissions, and any projections of any evaluation of effectiveness of internal controls to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with our policies or procedures may deteriorate. If we fail to maintain the adequacy of our internal controls, including any failure to implement or difficulty in implementing required new or improved controls, our business and results of operations could be harmed, the results of operations we report could be subject to adjustments, we could fail to be able to provide reasonable assurance as to our financial results or the effectiveness of our internal controls or meet our reporting obligations and there could be a material adverse effect on the price of our securities.

        In addition, during fiscal 2005, we expended significant resources in connection with the Section 404 process. In future periods, we will likely continue to expend substantial amounts in connection with the Section 404 process and with ongoing evaluation of, and improvements and enhancements to, our internal control over financial reporting. These expenditures may make it difficult for us to control or reduce the growth of our selling, general and administrative expenses, which could adversely affect our results of operations and the price of our securities.

Adverse changes in the key end markets we target could harm our business.

        We are dependent on the communications, computing and storage, multimedia, industrial and semiconductor systems, defense and aerospace, medical and automotive sectors of the electronics industry. Adverse changes in the end markets that we serve can reduce demand from our customers in those end markets and make customers in these end markets more price sensitive, either of which could adversely affect our business and results of operations. For example, in calendar year 2001, the communications equipment industry was afflicted by a significant downturn, which caused a substantial reduction in demand for our services from these customers. In addition, the declining financial performance of these customers made them more price sensitive which resulted in increased competition and pricing pressures on us. Future developments of this nature in end markets we serve, particularly in those markets which account for more significant portions of our revenues, could harm our business and our results of operations.

We may not be able to finance future needs or adapt our business plan to changes because of restrictions contained in the terms of our 10.375% Senior Secured Notes due January 15, 2010, or 10.375% Senior Secured Notes, our 6 3/4% Senior Subordinated Notes due March 1, 2013, or 6 3/4% Senior Subordinated Notes and our senior secured credit facility.

        Our senior secured credit facility and the indentures for the 10.375% Senior Secured Notes and the 6 3/4% Senior Subordinated Notes contain various covenants that limit our ability to, among other things:

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  incur additional debt, including guarantees by us or our restricted subsidiaries;

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  make investments, pay dividends on our capital stock, or redeem or repurchase our capital stock or subordinated obligations, subject to certain exceptions;

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  create specified liens;

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  make capital expenditures;

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  sell assets;

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  make acquisitions;

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  create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

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  engage in transactions with affiliates;

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  engage in sale and leaseback transactions;

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  incur layered indebtedness; and

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  consolidate or merge with or into other companies or sell all or substantially all of our assets.

        Our ability to comply with covenants contained in the 10.375% Senior Secured Notes, the 6 3/4% Senior Subordinated Notes, the senior secured credit facility and agreements governing other debt to which we are or may become a party may be affected by events beyond our control, including prevailing economic, financial and industry conditions. In particular, an interest coverage covenant in the 10.375% Senior Secured Notes may adversely affect our ability to issue new capitalized debt during the remainder of fiscal 2006. The senior secured credit facility requires us to comply with a fixed charge coverage ratio and a leverage ratio. Additional debt we incur in the future may subject us to further covenants.

        Our failure to comply with these covenants could result in a default under the agreements governing the relevant debt. In addition, if any such default is not cured or waived, the default could result in an acceleration of debt under our other debt instruments that contain cross acceleration or cross-default provisions, which could require us to repay or repurchase debt, together with accrued interest, prior to the date it otherwise is due and that could adversely affect our financial condition. If a default occurs under our senior secured credit facility, we would be unable to borrow under our revolving credit facility and the lenders could cause all of the outstanding debt obligations under the senior secured credit facility to become due and payable, which could result in a default under the 10.375% Senior Secured Notes and the 6 3/4% Senior Subordinated Notes and could lead to an acceleration of these respective obligations. Upon a default or cross-default, the collateral agent, at the direction of the lenders under the senior secured credit facility could proceed against the collateral. Even if we are able to comply with all of the applicable covenants, the restrictions on our ability to manage our business in our sole discretion could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

An adverse change in the interest rates for our borrowings could adversely affect our financial condition.

        Interest to be paid by us on any borrowings under any of our credit facilities and other long-term debt obligations may be at interest rates that fluctuate based upon changes in various base interest rates. Recently, interest rates have trended upwards in major global financial markets. These interest rate trends have resulted in increases in the base rates upon which our interest rates are determined. Continued increases in interest rates could have a material adverse effect on our financial position, results of operations and cash flows, particularly if such increases are substantial. In addition, interest rate trends could affect global economic conditions.

We generally do not obtain long-term volume purchase commitments from customers, and, therefore, cancellations, reductions in production quantities and delays in production by our customers could adversely affect our operating results.

        We generally do not obtain firm, long-term purchase commitments from our customers. Customers may cancel their orders, reduce production quantities or delay production for a number of reasons. In the event our customers experience significant decreases in demand for their products and services, our customers may cancel orders, delay the delivery of some of the products that we manufacture or place purchase orders for fewer products than we previously anticipated. Even when our customers are contractually obligated to purchase products from us, we may be unable or, for other business reasons, choose not to enforce our contractual rights. Cancellations, reductions or delays of orders by customers would:

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  adversely affect our operating results by reducing the volumes of products that we manufacture for our customers;

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  delay or eliminate recoupment of our expenditures for inventory purchased in preparation for customer orders; and

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  lower our asset utilization, which would result in lower gross margins.

        In addition, customers may require that we transfer the manufacture of their products from one facility to another to achieve cost reductions and other objectives. These transfers may result in increased costs to us due to resulting facility downtime or less than optimal utilization of our manufacturing capacity. These transfers may also require us to close or reduce operations at certain facilities, particularly those in high cost locations, and as a result we could incur increased costs for facilities closure, employee severance and related matters.

We rely on a small number of customers for a substantial portion of our net sales, and declines in sales to these customers could adversely affect our operating results.

        Sales to our ten largest customers accounted for 63.9% of our net sales in fiscal 2005 and sales to our largest customer, IBM, accounted for more than 10% of our net sales for that period. We depend on the continued growth, viability and financial stability of our customers, substantially all of which operate in an environment characterized by rapid technological change, short product life cycles, consolidation, and pricing and margin pressures. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenue. Consolidation among our customers may further concentrate our business in a limited number of customers and expose us to increased risks relating to dependence on a small number of customers. In addition, a significant reduction in sales to any of our large customers or significant pricing and margin pressures exerted by a key customer would adversely affect our operating results. In December 2004, IBM announced that it was selling its personal computer business to Lenovo Group, Ltd., or Lenovo, a China-based manufacturer of personal computers. A substantial portion of our sales to IBM relate to personal computer products. In May 2005, we entered into a new supply agreement with Lenovo and IBM for personal computer manufacturing, which expires in the first half of fiscal 2006. In the event that we are unable to enter into new supply agreements with Lenovo for the former IBM personal computer business that was sold to Lenovo, our net sales and operating results could be adversely affected. In the past, some of our large customers have significantly reduced or delayed the volume of manufacturing services ordered from us as a result of changes in their business, consolidations or divestitures or for other reasons. In particular, certain of our customers have from time to time entered into manufacturing divestiture transactions with other EMS companies, and such transactions could adversely affect our revenues with these customers. We cannot assure you that present or future large customers will not terminate their manufacturing arrangements with us or significantly change, reduce or delay the amount of manufacturing services ordered from us, any of which would adversely affect our operating results.

If our business declines or improves at a slower pace than we anticipate, we may further restructure our operations, which may adversely affect our financial condition and operating results.

        In January 2005, we revised our projected costs for our phase three restructuring plan to approximately $175 million. During the fourth quarter of fiscal 2004 and fiscal 2005, we incurred approximately $114.3 million of restructuring cost associated with this plan. As initially planned, we incurred approximately 92% of the charges as cash charges and approximately 8% as non-cash charges. We anticipate incurring additional restructuring charges in the first half of fiscal 2006 under our phase three restructuring plan which was approved by management in the fourth quarter of fiscal 2005. On October 12, 2005, we announced the restructuring of several European entities. We cannot be certain as to the actual amount of these restructuring charges or the timing of their recognition for financial reporting purposes. We may need to take additional restructuring charges in the future if our business declines or improves at a slower pace than we anticipate or if the expected benefits of recently completed and currently planned restructuring activities do not materialize. These benefits may not materialize if we incur unanticipated costs in closing facilities or transitioning operations from closed facilities to other facilities or if customers cancel orders as a result of facility closures. If we are unsuccessful in implementing our restructuring plans, we may experience disruptions in our operations and higher ongoing costs, which may adversely affect our operating results.

We are implementing our original design manufacturer, or ODM, strategy, which we expect will be a critical element of our future growth and profitability, and we may encounter difficulties in growing this business.

        We are implementing a strategy of offering original design manufacturer, or ODM, products and product platforms. ODM products and product platforms are either substantially finished products or product platforms that contain the electronics critical to the functionality of a finished product, such as a personal computer motherboard and chassis. By developing ODM products, we can increase the level of proprietary technology content we provide to our customers and our technologies can be designed into our customers' products. We began our ODM efforts in the area of server technology with our acquisition of Newisys and are now moving into other end markets. We may encounter unforeseen difficulties in connection with our ODM strategy including difficulties in identifying and targeting ODM opportunities, difficulties in achieving development timelines and difficulties in hiring and retaining qualified engineering and technical personnel. These or other factors could slow or impair our ODM initiatives, which would adversely affect our growth and profitability.

We are subject to intense competition in the EMS industry, and our business may be adversely affected by these competitive pressures.

        The EMS industry is highly competitive. We compete on a worldwide basis to provide electronics manufacturing services to OEMs in the communications, personal and business computing, enterprise computing and storage, multimedia, industrial and semiconductor capital equipment, defense and aerospace, medical and automotive industries. Our competitors include major global EMS providers such as Celestica, Inc., Flextronics International Ltd., Hon Hai (FoxConn), Jabil Circuit, Inc., and Solectron Corporation, as well as other EMS companies that often have a regional or product, service or industry specific focus. Some of these companies have greater manufacturing and financial resources than we do. We also face competition from current and potential OEM customers, who may elect to manufacture their own products internally rather than outsource the manufacturing to EMS providers.

        In addition to EMS companies, we also compete, with respect to certain of the EMS services we provide, with original design manufacturers, or ODMs. These companies, many of which are based in Asia, design products and product platforms that are then sold to OEMs, system integrators and others who configure and resell them to end users. To date, ODM penetration has been greatest in the personal computer, including both desktop and notebook computers, and server markets. However, the trend towards the use of ODM product platforms is moving into other segments of the electronics industry, including multimedia and other products. As we implement our ODM strategies, the extent to which we compete with both established and emerging ODMs in multiple end-customer markets is likely to increase.

        We expect competition to intensify further as more companies enter markets in which we operate and the OEMs we serve continue to consolidate. To remain competitive, we must continue to provide technologically advanced manufacturing services, high quality service, flexible and reliable delivery schedules, and competitive prices. Our failure to compete effectively could adversely affect our business and results of operations.

Consolidation in the electronics industry may adversely affect our business.

        In the current economic climate, consolidation in the electronics industry may increase as companies combine to achieve further economies of scale and other synergies. Consolidation in the electronics industry could result in an increase in excess manufacturing capacity as companies seek to divest manufacturing operations or eliminate duplicative product lines. Excess manufacturing capacity has increased, and may continue to increase, pricing and competitive pressures for the EMS industry as a whole and for us in particular. Consolidation could also result in an increasing number of very large electronics companies offering products in multiple sectors of the electronics industry. The significant purchasing power and market power of these large companies could increase pricing and competitive pressures for us. If one of our customers is acquired by another company that does not rely on us to provide services and has its own production facilities or relies on another provider of similar services, we may lose that customer's business. Any of the foregoing results of industry consolidation could adversely affect our business.

Our failure to comply with applicable environmental laws could adversely affect our business.

        We are subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of hazardous substances and wastes in the ordinary course of our manufacturing operations. We also are subject to laws and regulations governing the recyclability of products, the materials that may be included in products, and the obligations of a manufacturer to dispose of these products after end users have finished using them. If we violate environmental laws, we may be held liable for damages and the costs of remedial actions and may be subject to revocation of permits necessary to conduct our businesses. We cannot assure you that we will not violate environmental laws and regulations in the future as a result of our inability to obtain permits, human error, equipment failure or other causes. Any permit revocations could require us to cease or limit production at one or more of our facilities, which could adversely affect our business, financial condition and operating results. Although we estimate our potential liability with respect to violations or alleged violations and reserve for such liability, we cannot assure you that any accruals will be sufficient to cover the actual costs that we incur as a result of these violations or alleged violations. Our failure to comply with applicable environmental laws and regulations could limit our ability to expand facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with these laws and regulations.

        Over the years, environmental laws have become, and in the future may become, more stringent, imposing greater compliance costs and increasing risks and penalties associated with violations. We operate in several environmentally sensitive locations and are subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes in or restrictions on discharge limits, emissions levels, permitting requirements and material storage or handling could require a higher than anticipated level of operating expenses and capital investment or, depending on the severity of the impact of the foregoing factors, costly plant relocation.

        In addition, the electronics industry will become subject to the European Union's Restrictions of Hazardous Substances, or RoHS, and Waste Electrical and Electronic Equipment, or WEEE, directives which take effect during 2005 and 2006. Parallel initiatives are being proposed in other jurisdictions, including several states in the United States and the Peoples' Republic of China. RoHS prohibits the use of lead, mercury and certain other specified substances in electronics products and WEEE requires industry OEMs to assume responsibility for the collection, recycling and management of waste electronic products and components. We are in the process of making our manufacturing process RoHs compliant. In the case of WEEE, the compliance responsibility rests primarily with OEMs rather than with EMS companies. However, OEMs may turn to EMS companies for assistance in meeting their WEEE obligations. In the event we are not able to make our manufacturing obligations fully RoHS compliant by the applicable deadlines, we could be unable to certify compliance to our customers and could incur substantial costs, including fines and penalties, as well as liability to our customers. In addition, we may incur costs related to inventories containing restricted substances that are not consumed by the RoHS effective dates.

We are potentially liable for contamination of our current and former facilities, including those of the companies we have acquired, which could adversely affect our business and operating results in the future.

        We are potentially liable for contamination at our current and former facilities, including those of the companies we have acquired. These liabilities include ongoing investigation and remediation activities at a number of sites, including our facilities located in Irvine, California, (a non-operating facility acquired as part of our acquisition of Elexsys); Owego, New York (a current facility of our Hadco subsidiary); Derry, New Hampshire (a non-operating facility of our Hadco subsidiary); and Fort Lauderdale, Florida (a former facility of our Hadco subsidiary). Currently, we are unable to anticipate whether any third-party claims will be brought against us for this contamination. We cannot assure you that third-party claims will not arise and will not result in material liability to us. In addition, there are several sites, including our facilities in Wilmington, Massachusetts; Clinton, North Carolina; and Gunzenhausen, Germany that are known to have groundwater contamination caused by a third party, and that third party has provided indemnity to us for the liability. Although we do not currently expect to incur liability for clean-up costs or expenses at any of these sites, we cannot assure you that we will not incur such liability or that any such liability would not be material to our business and operating results in the future.

Our key personnel are critical to our business, and we cannot assure you that they will remain with us.

        Our success depends upon the continued service of our executive officers and other key personnel. Generally, these employees are not bound by employment or non-competition agreements. We cannot assure you that we will retain our officers and key employees, particularly our highly skilled design, process and test engineers involved in the manufacture of existing products and development of new products and processes. The competition for these employees is intense. In addition, if Jure Sola, our chairman and chief executive officer, or one or more of our other executive officers or key employees, were to join a competitor or otherwise compete directly or indirectly with us or otherwise be unavailable to us, our business, operating results and financial condition could be adversely affected.

Unanticipated changes in our tax rates or in our assessment of the realizability of our deferred tax assets or exposure to additional income tax liabilities could affect our operating results and financial condition.

        We are subject to income taxes in both the United States and various foreign jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes and, in the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is uncertain. Our effective tax rates could be adversely affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws as well as other factors. For example, as a result of our continuous migration of certain operating activities from high-cost to low-cost regions, we determined during the second fiscal quarter of 2005 that it was more likely than not that certain of our deferred tax assets primarily relating to our U.S. operations would not be realized. As a result of this analysis, during the second quarter of fiscal 2005, we recorded an increase in our deferred tax asset valuation allowance of $379.2 million in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). Our tax determinations are regularly subject to audit by tax authorities and developments in those audits could adversely affect our income tax provision. Although we believe that our tax estimates are reasonable, the final determination of tax audits or tax disputes may be different from what is reflected in our historical income tax provisions which could affect our operating results.

During the second quarter of fiscal 2005, we recorded a goodwill impairment loss of $600 million, and there can be no assurance that it will not be necessary to record additional goodwill impairment or long-lived asset impairment charges in the future.

        During the quarter ended April 2, 2005, we recorded a goodwill impairment loss of $600 million. The factors that led us to record a write-off of our deferred tax assets, which primarily related to U.S. operations, coupled with the recent decline in the market price of our common stock, led us to record this goodwill impairment loss. In particular, the shift of operations from U.S. facilities and other facilities in high cost locations to facilities in lower-cost locations has resulted in restructuring charges and a decline in sales with respect to our U.S. operations. In the event that the results of operations do not stabilize or improve, or the market price of our common stock declines further or does not rise, we could be required to record additional goodwill impairment or other long-lived asset impairment charges during fiscal 2006 or in future fiscal periods. Although these goodwill impairment charges are of a non-cash nature, they do adversely affect our results of operations in the periods in which such charges are recorded.

We are subject to risks arising from our international operations.

        We conduct our international operations primarily in Asia, Latin America, Canada and Europe and we continue to consider additional opportunities to make foreign acquisitions and construct new foreign facilities. We generated 76.2% of our net sales from non-U.S. operations during the fiscal year ended October 1, 2005, and a significant portion of our manufacturing material was provided by international suppliers during this period. During fiscal 2004, we generated 72.7% of our net sales from non-U.S. operations. As a result of our international operations, we are affected by economic and political conditions in foreign countries, including:

  •
  the imposition of government controls;

  •
  export license requirements;

  •
  political and economic instability;

  •
  trade restrictions;

  •
  changes in tariffs;

  •
  labor unrest and difficulties in staffing;

  •
  coordinating communications among and managing international operations;

  •
  fluctuations in currency exchange rates;

  •
  increases in duty and/or income tax rates;

  •
  earnings repatriation restrictions;

  •
  difficulties in obtaining export licenses;

  •
  misappropriation of intellectual property; and

  •
  constraints on our ability to maintain or increase prices.

        To respond to competitive pressures and customer requirements, we may further expand internationally in lower cost locations, particularly in Asia, Eastern Europe and Latin America. As we pursue continued expansion in these locations, we may incur additional capital expenditures. In addition, the cost structure in certain countries that are now viewed as low-cost may increase as economies develop or as such countries join multinational economic communities or organizations. For example, Hungary, in which we have operations, is in the process of joining the European Union, and it is possible that costs in Hungary could therefore increase. As a result, we may need to continue to seek out new locations with lower costs and the employee and infrastructure base to support electronics manufacturing. We cannot assure you that we will realize the anticipated strategic benefits of our international operations or that our international operations will contribute positively to, and not adversely affect, our business and operating results.

        In addition, during fiscal 2004 and fiscal 2005, the decline in the value of the U.S. dollar as compared to the Euro and many other currencies has resulted in foreign exchange losses. To date, these losses have not been material to our results of operations. However, continued fluctuations in the value of the U.S. dollar as compared to the Euro and other currencies in which we transact business could adversely affect our operating results.

We are subject to risks of currency fluctuations and related hedging operations.

        A portion of our business is conducted in currencies other than the U.S. dollar. Changes in exchange rates among other currencies and the U.S. dollar will affect our cost of sales, operating margins and revenues. We cannot predict the impact of future exchange rate fluctuations. In addition, certain of our subsidiaries that have non-U.S. dollar functional currencies transact business in U.S. dollars. We use financial instruments, primarily short-term foreign currency forward contracts, to hedge U.S. dollar and other currency commitments arising from trade accounts receivable, trade accounts payable and fixed purchase obligations. If these hedging activities are not successful or we change or reduce these hedging activities in the future, we may experience significant unexpected expenses from fluctuations in exchange rates.

We may not be successful in implementing strategic transactions, including business acquisitions, and we may encounter difficulties in completing and integrating acquired businesses or in realizing anticipated benefits of strategic transactions, which could adversely affect our operating results.

        We seek to undertake strategic transactions that give us the opportunity to access new customers and new end-customer markets, to obtain new manufacturing and service capabilities and technologies, to enter new geographic manufacturing locations markets, to lower our manufacturing costs and improve the margins on our product mix, and to further develop existing customer relationships. For example, early in fiscal 2005, we completed the acquisition of Pentex-Schweizer Circuits in order to provide lower cost printed circuit board manufacturing capacity in China. In addition, we will continue to pursue OEM divestiture transactions. Strategic transactions may involve difficulties, including the following:

  •
  integrating acquired operations and businesses;

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  allocating management resources;

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  scaling up production and coordinating management of operations at new sites;

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  managing and integrating operations in geographically dispersed locations;

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  maintaining customer, supplier or other favorable business relationships of acquired operations and terminating unfavorable relationships;

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  integrating the acquired company's systems into our management information systems;

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  addressing unforeseen liabilities of acquired businesses;

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  lack of experience operating in the geographic market or industry sector of the business acquired;

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  improving and expanding our management information systems to accommodate expanded operations; and

  •
  losing key employees of acquired operations.

        Any of these factors could prevent us from realizing the anticipated benefits of a strategic transaction, and our failure to realize these benefits could adversely affect our business and operating results. In addition, we may not be successful in identifying future strategic opportunities or in consummating any strategic transactions that we pursue on favorable terms, if at all. Although our goal is to improve our business and maximize stockholder value, any transactions that we complete may impair stockholder or debtholder value or otherwise adversely affect our business and the market price of our stock. Moreover, any such transaction may require us to incur related charges, and may pose significant integration challenges and/or management and business disruptions, any of which could harm our operating results and business.

If we are unable to protect our intellectual property or infringe or are alleged to infringe upon intellectual property of others, our operating results may be adversely affected.

        We rely on a combination of copyright, patent, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. As ODM services assume a greater degree of importance to our business, the extent to which we rely on intellectual property rights will increase. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology. Our inability to protect our intellectual property rights could diminish or eliminate the competitive advantages that we derive from our proprietary technology.

        We may become involved in litigation in the future to protect our intellectual property or because others may allege that we infringe on their intellectual property. The likelihood of any such claims may increase as we increase the ODM aspects of our business. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidate our proprietary rights. In addition, these lawsuits, regardless of their merits, likely would be time consuming and expensive to resolve and would divert management's time and attention. Any potential intellectual property litigation alleging our infringement of a third-party's intellectual property also could force us or our customers to:

  •
  stop producing products that use the challenged intellectual property;

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  obtain from the owner of the infringed intellectual property a license to sell the relevant technology at an additional cost, which license may not be available on reasonable terms, or at all; and

  •
  redesign those products or services that use the infringed technology.

        Any costs we incur from having to take any of these actions could be substantial.

We and the customers we serve are vulnerable to technological changes in the electronics industry.

        Our customers are primarily OEMs in the communications, high-end computing, personal computing, aerospace and defense, medical, industrial controls and multimedia sectors. These industry sectors, and the electronics industry as a whole, are subject to rapid technological change and product obsolescence. If our customers are unable to develop products that keep pace with the changing technological environment, our customers' products could become obsolete, and the demand for our services could decline significantly. In addition, our customers may discontinue or modify products containing components that we manufacture, or develop products requiring new manufacturing processes. If we are unable to offer technologically advanced, easily adaptable and cost effective manufacturing services in response to changing customer requirements, demand for our services will decline. If our customers terminate their purchase orders with us or do not select us to manufacture their new products, our operating results could be adversely affected.

We may experience component shortages, which could cause us to delay shipments to customers and reduce our revenue and operating results.

        In the past from time to time, a number of components purchased by us and incorporated into assemblies and subassemblies produced by us have been subject to shortages. These components include application-specific integrated circuits, capacitors and connectors. As our business begins to improve following the economic downturn, we may experience component shortages from time to time. Unanticipated component shortages have prevented us from making scheduled shipments to customers in the past and may do so in the future. Our inability to make scheduled shipments could cause us to experience a shortfall in revenue, increase our costs and adversely affect our relationship with the affected customer and our reputation generally as a reliable service provider. Component shortages may also increase our cost of goods sold because we may be required to pay higher prices for components in short supply and redesign or reconfigure products to accommodate substitute components. In addition, we may purchase components in advance of our requirements for those components as a result of a threatened or anticipated shortage. In this event, we will incur additional inventory carrying costs, for which we may not be compensated, and have a heightened risk of exposure to inventory obsolescence. As a result, component shortages could adversely affect our operating results for a particular period due to the resulting revenue shortfall and increased manufacturing or component costs.

If we manufacture or design defective products, or if our manufacturing processes do not comply with applicable statutory and regulatory requirements, demand for our services may decline and we may be subject to liability claims.

        We manufacture products to our customers' specifications, and, in some cases, our manufacturing processes and facilities may need to comply with applicable statutory and regulatory requirements. For example, medical devices that we manufacture, as well as the facilities and manufacturing processes that we use to produce them, are regulated by the Food and Drug Administration. In addition, our customers' products and the manufacturing processes that we use to produce them often are highly complex. As a result, products that we manufacture or design may at times contain design or manufacturing defects, and our manufacturing processes may be subject to errors or not in compliance with applicable statutory and regulatory requirements. In addition, we are also involved in product and component design, and as we seek to grow our original design manufacturer business, this activity as well as the risk of design defects will increase. Defects in the products we manufacture or design may result in delayed shipments to customers or reduced or cancelled customer orders. If these defects or deficiencies are significant, our business reputation may also be damaged. The failure of the products that we manufacture or design or of our manufacturing processes and facilities to comply with applicable statutory and regulatory requirements may subject us to legal fines or penalties and, in some cases, require us to shut down or incur considerable expense to correct a manufacturing program or facility. In addition, these defects may result in liability claims against us. The magnitude of such claims may increase as we expand our medical, automotive, and aerospace and defense manufacturing services because defects in medical devices, automotive components, and aerospace and defense systems could seriously harm users of these products. Even if our customers are responsible for the defects, they may not, or may not have the resources to, assume responsibility for any costs or liabilities arising from these defects.

Recently enacted changes in the securities laws and regulations have increased, and are likely to continue to increase, our costs.

        The Sarbanes-Oxley Act of 2002 that became law in July 2002 has required changes in some of our corporate governance, securities disclosure and compliance practices. In response to the requirements of that Act, the Securities and Exchange Commission and the NASDAQ National Market have promulgated new rules on a variety of subjects. Compliance with these new rules, particularly Section 404 of The Sarbanes-Oxley Act of 2002 regarding management's assessment of our internal control over financial reporting, has increased our legal and financial and accounting costs, and we expect these increased costs to continue indefinitely. We also expect these developments to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be forced to accept reduced coverage or incur substantially higher costs to obtain coverage. Likewise, these developments may make it more difficult for us to attract and retain qualified members of our board of directors or qualified executive officers.

We are subject to risks associated with natural disasters and global events.

        We conduct a significant portion of our activities including manufacturing, administration and data processing at facilities located in the State of California and other seismically active areas that have experienced major earthquakes in the past, as well as other natural disasters. Our insurance coverage with respect to natural disasters is limited and is subject to deductibles and coverage limits. Such coverage may not be adequate or continue to be available at commercially reasonable rates and terms. In the event of a major earthquake or other disaster affecting one or more of our facilities, it could significantly disrupt our operations, delay or prevent product manufacture and shipment for the time required to transfer production, repair, rebuild or replace the affected manufacturing facilities. This time frame could be lengthy, and result in significant expenses for repair and related costs. In addition, concerns about terrorism or an outbreak of epidemic diseases such as avian influenza or severe acute respiratory syndrome, or SARS could have a negative effect on travel and our business operations, and result in adverse consequences on our business and results of operations.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any statements regarding:

  •
  trends in future revenues or results of operations, gross margin or operating margin, expenses, earnings or losses from operations, synergies or other financial items;

  •
  any statements of the plans, strategies and objectives of management for future operations;

  •
  any statements concerning developments, performance or industry ranking;

  •
  any statements regarding future economic conditions or performance;

  •
  any statements regarding pending investigations, claims or disputes;

  •
  any statements of expectation or belief; and

  •
  any statements of assumptions underlying any of the foregoing.

        Generally, the words "anticipate," "believe," "plan," "expect," "future," "intend," "may," "will," "should," "estimate," "predict," "potential," "continue" and similar expressions identify forward-looking statements. Our forward-looking statements are based on current expectations, forecasts and assumptions and are subject to risks, uncertainties and changes in condition, significance, value and effect. As a result of the factors described in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus, we undertake no obligation to publicly disclose any revisions to these forward-looking statements to reflect events or circumstances occurring subsequent to filing this report with the Securities and Exchange Commission.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended
	September 29, 2001		September 28, 2002	September 27, 2003	October 2, 2004		October 1, 2005
Ratio of earnings to fixed charges	2.2	x	—	—	1.0	x	—

        The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For purposes of calculating the ratios, "earnings" consists of income (loss) before income taxes and loss from equity investees plus fixed charges, and "fixed charges" consists of interest expense, amortization of debt discount and debt issuance costs, and the portion of rental expense representative of interest expense. Earnings for fiscal 2002, fiscal 2003 and fiscal 2005 were insufficient to cover fixed charges by approximately $2.8 billion for fiscal 2002, approximately $191.9 million for fiscal 2003 and approximately $593.9 million for fiscal 2005. The loss before income taxes for fiscal 2002 included a goodwill impairment loss of $2.7 billion, the loss before income taxes for fiscal 2003 included an impairment of long-lived assets loss of $95.6 million and the loss before income taxes for fiscal 2005 included a goodwill impairment loss of $600 million.

LEGAL MATTERS

        The validity of the securities offered pursuant to this prospectus has been passed upon for us by our counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

        The consolidated financial statements of Sanmina-SCI Corporation and subsidiaries as of October 1, 2005 and October 2, 2004, and for each of the years in the three-year period ended October 1, 2005, and related financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting as of October 1, 2005 have been incorporated by reference herein in reliance upon reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Except to the extent furnished and not filed with the Securities and Exchange Commission, we incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

        These reports contain important information about us. All documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by Securities and Exchange Commission rules, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated, shall also be deemed to be incorporated herein by reference and will automatically update and supersede information included or previously incorporated by reference in this prospectus. The documents we incorporate by reference into this prospectus are:

  •
  Annual Report on Form 10-K for the year ended October 1, 2005 (including the information incorporated by reference from our definitive proxy statement relating to our 2006 annual meeting of stockholders);

  •
  Current Report on Form 8-K dated January 11, 2006 (announcing the departure of a principal officer); and

  •
  Current Report on Form 8-K dated January 30, 2006 (Exhibit 99.2 only, announcing GAAP consolidated condensed quarterly financial statements for the first quarter of fiscal 2006).

        Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings (excluding exhibits, unless specifically incorporated by reference), at no cost, by writing or calling us at the following address or telephone number:

      Investor Relations
      Sanmina-SCI Corporation
      2700 North First Street
      San Jose, California 95134
      Tel: (408) 964-3500

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934. We therefore file periodic reports, current reports, proxy statements and other information with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operations of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-Securities and Exchange Commission-0330. In addition, the Securities and Exchange Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically. Except to the extent specifically incorporated by reference herein, information on the Securities and Exchange Commission's website does not constitute part of this prospectus.

        Our internet address is www.sanmina-sci.com. We make available, free of charge, through our internet website copies of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and

amendments to those reports, if any, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the Securities and Exchange Commission. Information contained on our website is not incorporated by reference to this report.

        We have filed a registration statement on Form S-3 regarding this offering with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement, certain items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement and its exhibits to read that information. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached exhibits to the registration statement for a more complete description of the agreements, contracts and other documents.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Under this shelf process, we may sell senior subordinated debt securities from time to time in one or more offerings. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any information incorporated by reference herein, on the one hand, and the information contained in any applicable prospectus supplement and any information incorporated by reference therein, on the other hand, you should rely on the information in the applicable prospectus supplement or incorporated by reference therein. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings "Incorporation of Certain Information By Reference" and "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate as of the date of this document.

        Sanmina-SCI and the Sanmina-SCI logo are registered trademarks of Sanmina-SCI Corporation. All other brand names and trademarks appearing in this prospectus supplement or the accompanying prospectus are the property of their respective holders.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. Except as to the amount set forth below, the registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933. All of the amounts shown are estimates.

Securities and Exchange Commission registration fee	$64,200	*
NASD fee	0
Legal fees and expenses	250,000
Accounting fees and expenses	150,000
Financial printers fees and expenses	50,000
Rating Agency Fees and Expenses	200,000
Miscellaneous expenses	85,800

Total	$800,000

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, except for $64,200 with respect to $600,000,000 proposed maximum aggregate offering price of senior subordinated notes which may be offered pursuant to the preliminary prospectus supplement filed on the date hereof and any amendment or supplement thereto.

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article VIII of the registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

        Article VI of the registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

        The registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

        The general effect of Section 145 of the Delaware General Corporation Law, Sanmina-SCI's charter documents and the indemnification agreements is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

        There is no litigation pending or, to the best of Sanmina-SCI's knowledge, threatened which might or could result in a claim for indemnification by a director or officer.

Item 16. Exhibits

Exhibit Number	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was contained herein with the Securities and Exchange Commission
1.1	Form of Senior Subordinated Underwriting Agreement.*
3.1	Restated Certificate of Incorporation of the Company, dated January 31, 1996	Exhibit 3.2 to the Company's Report on Form 10-K for the fiscal year ended September 30, 1996, Securities and Exchange Commission File No. 000-21272, filed with the Securities and Exchange Commission ("Securities and Exchange Commission") on December 24, 1996
3.1.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated March 9, 2001	Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Securities and Exchange Commission on May 11, 2001
3.1.2	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Company, dated May 29, 2001	Exhibit 3.1.2 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 10, 2001
3.1.3	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated December 7, 2001	Exhibit 3.1.3 to the Company's Report on Form 10-K for the fiscal year ended September 29, 2001, filed with the Securities and Exchange Commission on December 21, 2001
3.1.4	Articles of Incorporation of Compatible Memory, Inc., filed with the California Secretary of State on July 14, 1997	Exhibit 3.1.14 to the Company's Registration Statement No. 333-103947
3.1.5	Articles of Incorporation of SCI Systems (Alabama), Inc., filed with the Alabama Secretary of State on January 4, 1988	Exhibit 3.1.15 to the Company's Registration Statement No. 333-103947
3.1.6	Articles of Amendment to the Articles of Incorporation of SCI Systems (Alabama), Inc. changing its name to Sanmina-SCI Systems (Alabama) Inc., filed with the Alabama Secretary of State on October 22, 2002	Exhibit 3.1.16 to the Company's Registration Statement No. 333-103947
3.1.7	Statement of Change of Registered Office or Registered Agent, or Both of SCI Systems (Alabama), Inc., filed with the Alabama Secretary of State on February 12, 1990	Exhibit 3.1.17 to the Company's Registration Statement No. 333-103947
3.1.8	Articles of Incorporation of SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on June 12, 2001	Exhibit 3.1.29 to the Company's Registration Statement No. 333-103947

*
To be filed by amendment, or documents filed pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated or deemed incorporated by reference into the prospectus.

Exhibit Number	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was contained herein with the Securities and Exchange Commission
3.1.9	Articles of Merger of Hartzell Manufacturing, Incorporated with and into SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on June 29, 2001	Exhibit 3.1.30 to the Company's Registration Statement No. 333-103947
3.1.10	Assumed Name Certificate for Filing with the Secretary of State, of SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on August 24, 2001	Exhibit 3.1.31 to the Company's Registration Statement No. 333-103947
3.1.11	Articles of Amendment to the Articles of Incorporation of SCI Enclosures (Denton), Inc. changing its name to Sanmina-SCI Systems Enclosures (Denton) Inc., filed with the Texas Secretary of State on December 23, 2003	Exhibit 3.1.11 to the Company's Registration Statement No. 333-124510
3.1.12	Articles of Incorporation of Scimex, Inc., as filed with the Alabama Secretary of State on March 24, 1987	Exhibit 3.1.32 to the Company's Registration Statement No. 333-103947
3.1.13	Statement of Change of Registered Office or Registered Agent, or Both of Scimex, Inc., filed with the Alabama Secretary of State on February 12, 1990	Exhibit 3.1.33 to the Company's Registration Statement No. 333-103947
3.1.14	Amended and Restated Certificate of Incorporation of Zycon Corporation, filed with the Delaware Secretary of State on January 10, 1997	Exhibit 3.1.34 to the Company's Registration Statement No. 333-103947
3.1.15	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Zycon Corporation changing its name to Hadco Santa Clara, Inc., filed with the Delaware Secretary of State on July 10, 1997	Exhibit 3.1.35 to the Company's Registration Statement No. 333-103947
3.1.16	Articles of Incorporation of Devtek Electronic Enclosures U.S.A. Inc., filed with the North Carolina Secretary of State on July 3, 1995	Exhibit 3.1.36 to the Company's Registration Statement No. 333-103947
3.1.17	Articles of Amendment of Devtek Electronic Enclosures U.S.A. Inc. changing its name to Sanmina Enclosure Systems USA Inc., filed with the North Carolina Secretary of State on July 3, 1995	Exhibit 3.1.37 to the Company's Registration Statement No. 333-103947
3.1.18	Articles of Amendment to the Articles of Incorporation of Sanmina Enclosure Systems (USA) Inc. changing its name to Sanmina-SCI Enclosures USA Inc., filed with the North Carolina Secretary of State on December 29, 2003	Exhibit 3.1.18 to the Company's Registration Statement No. 333-124510

3.1.19	Articles of Incorporation of SCI Technology, Inc., filed with the Alabama Secretary of State on May 9, 1984	Exhibit 3.1.38 to the Company's Registration Statement No. 333-103947
3.1.20	Statement of Change of Registered Office or Registered Agent, or Both of SCI Technology, Inc., filed with the Alabama Secretary of State on April 1, 1987	Exhibit 3.1.39 to the Company's Registration Statement No. 333-103947
3.1.21	Statement of Change of Registered Office or Registered Agent, or Both of SCI Technology, Inc., filed with the Alabama Secretary of State on February 12, 1990	Exhibit 3.1.40 to the Company's Registration Statement No. 333-103947
3.1.22	Articles of Merger of SCI Systems Colorado, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 1998	Exhibit 3.1.41 to the Company's Registration Statement No. 333-103947
3.1.23	Articles of Merger of AWI, Colorado Manufacturing Technology, Inc. and SCI Manufacturing, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on January 31, 1990	Exhibit 3.1.42 to the Company's Registration Statement No. 333-103947
3.1.24	Articles of Merger of SCI/EOG Holdings, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 2001 (effective June 30, 2001)	Exhibit 3.1.43 to the Company's Registration Statement No. 333-103947
3.1.25	Articles of Merger of EOG, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 2001 (effective June 30, 2001)	Exhibit 3.1.44 to the Company's Registration Statement No. 333-103947
3.1.26	Amended and Restated Articles of Incorporation of Viking Components Incorporated, filed with the California Secretary of State on December 17, 2002	Exhibit 3.1.48 to the Company's Registration Statement No. 333-103947
3.1.27	Certificate of Approval of Agreement of Merger between Viking Components Incorporated and Interworks Computer Products, Inc., filed with the California Secretary of State on September 27, 2003	Exhibit 3.1.27 to the Company's Registration Statement No. 333-124510
3.1.28	Certificate of Amendment of the Articles of Incorporation of Viking Components Incorporated changing its name to Viking Interworks Inc., filed with the California Secretary of State on December 24, 2003	Exhibit 3.1.28 to the Company's Registration Statement No. 333-124510
3.1.29	Restated Articles of Organization of Hadco Corporation, filed with the Massachusetts Secretary of State on March 1, 1989	Exhibit 3.1.54 to the Company's Registration Statement No. 333-103947

3.1.30	Articles of Merger of Parent and Subsidiary Corporations of Hadco Corporation, filed with the Massachusetts Secretary of State on July 1, 1997	Exhibit 3.1.55 to the Company's Registration Statement No. 333-103947
3.1.31	Articles of Amendment of Hadco Corporation, filed with the Massachusetts Secretary of State on March 4, 1998	Exhibit 3.1.56 to the Company's Registration Statement No. 333-103947
3.1.32	Articles of Merger of SANM Acquisition Subsidiary, Inc. with and into Hadco Corporation, filed with the Massachusetts Secretary of State on June 23, 2000	Exhibit 3.1.57 to the Company's Registration Statement No. 333-103947
3.1.33	Articles of Merger of Parent and Subsidiary Corporations of Hadco Corporation, filed with the Massachusetts Secretary of State on September 28, 2001	Exhibit 3.1.58 to the Company's Registration Statement No. 333-103947
3.1.34	Restated Certificate of Incorporation of SCI Systems, Inc., attached as Exhibit A to Certificate of Merger of Sun Acquisition Subsidiary, Inc. with and into SCI Systems, Inc., filed with the Delaware Secretary of State on December 6, 2001	Exhibit 3.1.59 to the Company's Registration Statement No. 333-103947
3.1.35	Certificate of Merger merging Sanmina Canada Holdings, Inc. with and into SCI Systems, Inc., filed with the Delaware Secretary of State on September 25, 2003	Exhibit 3.1.35 to the Company's Registration Statement No. 333-124510
3.1.36	Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on July 13, 1984	Exhibit 3.1.60 to the Company's Registration Statement No. 333-103947
3.1.37	Certificate of Amendment of Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on May 17, 1985	Exhibit 3.1.61 to the Company's Registration Statement No. 333-103947
3.1.38	Certificate of Ownership and Merger merging SCI U.K. Trading, Inc. into SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on November 9, 1987	Exhibit 3.1.62 to the Company's Registration Statement No. 333-103947
3.1.39	Certificate for Renewal and Revival of Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on March 24, 1993	Exhibit 3.1.63 to the Company's Registration Statement No. 333-103947
3.1.40	Certificate of Amendment of Certificate of Incorporation of SCI U.K. Holding, Inc. changing its name to SCI Holdings, Inc., filed with the Delaware Secretary of State on March 24, 1993	Exhibit 3.1.64 to the Company's Registration Statement No. 333-103947

3.1.41	Certificate of Amendment to the Certificate of Incorporation of SCI Holdings, Inc. changing its name to Sanmina-SCI Systems Holdings, Inc., filed with the Delaware Secretary of State on December 23, 2003	Exhibit 3.1.41 to the Company's Registration Statement No. 333-124510
3.1.42	Certificate of Incorporation of Interagency, Inc., filed with the Delaware Secretary of State on July 3, 1973	Exhibit 3.1.65 to the Company's Registration Statement No. 333-103947
3.1.43	Sixth Amended and Restated Certificate of Incorporation of Newisys, Inc., filed with the Delaware Secretary of State on October 24, 2002	Exhibit 3.1.43 to the Company's Registration Statement No. 333-124510
3.1.44	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Newisys, Inc., filed with the Delaware Secretary of State on July 16, 2003	Exhibit 3.1.44 to the Company's Registration Statement No. 333-124510
3.1.45	Certificate of Merger merging Aspen Acquisition Subsidiary, Inc. with and into Newisys, Inc., filed with the Delaware Secretary of State on July 21, 2003	Exhibit 3.1.45 to the Company's Registration Statement No. 333-124510
3.1.46	Articles of Organization of SCI Plant No. 5, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Exhibit 3.1.10 to the Company's Registration Statement No. 333-103947
3.1.47	Articles of Organization of SCI Plant No. 22, L.L.C., filed with the Colorado Secretary of State on March 31, 2000	Exhibit 3.1.19 to the Company's Registration Statement No. 333-103947
3.1.48	Certificate of Formation of Sanmina General, L.L.C., filed with the Delaware Secretary of State on December 30, 1999	Exhibit 3.1.46 to the Company's Registration Statement No. 333-103947
3.1.49	Certificate of Formation of Sanmina Limited, L.L.C., filed with the Delaware Secretary of State on December 30, 1999	Exhibit 3.1.47 to the Company's Registration Statement No. 333-103947
3.1.50	Articles of Conversion of Sanmina Cable Systems, Inc. into Sanmina Texas, L.P., filed with the Texas Secretary of State on January 5, 2000	Exhibit 3.1.49 to the Company's Registration Statement No. 333-103947
3.1.51	Assumed Name Certificate for Incorporated Business or Profession, Limited Partnership, Registered Limited Liability Partnership or Limited Liability Company of Sanmina Texas, L.P., filed with the Texas Secretary of State on January 7, 2000	Exhibit 3.1.50 to the Company's Registration Statement No. 333-103947
3.1.52	Statement of Change of Address of Registered Agent of Sanmina Texas, L.P., filed with the Texas Secretary of State on April 26, 2004	Exhibit 3.1.52 to the Company's Registration Statement No. 333-124510

3.1.53	Certificate of Incorporation of Sanmina-SCI USA, Inc., filed with the Delaware Secretary of State on September 22, 2005
3.2	Amended and Restated By-Laws of the Company, effective as of January 25, 2006
3.2.1	Amended and Restated Bylaws of Compatible Memory, Inc., effective as of November 25, 2002	Exhibit 3.2.5 to the Company's Registration Statement No. 333-103947
3.2.2	By-Laws of SCI Systems (Alabama), Inc., effective as of October 29, 1993	Exhibit 3.2.6 to the Company's Registration Statement No. 333-103947
3.2.3	Bylaws of Newisys, Inc., effective as of July 1, 2003	Exhibit 3.2.3 to the Company's Registration Statement No. 333-124510
3.2.4	Amended and Restated Bylaws of SCI Enclosures (Denton), Inc., effective as of November 25, 2002	Exhibit 3.2.10 to the Company's Registration Statement No. 333-103947
3.2.5	Amended and Restated Bylaws of Scimex, Inc., effective as of September 15, 2003	Exhibit 3.2.5 to the Company's Registration Statement No. 333-124510
3.2.6	Amended and Restated Bylaws of Hadco Santa Clara, Inc., effective as of November 25, 2002	Exhibit 3.2.12 to the Company's Registration Statement No. 333-103947
3.2.7	Bylaws of Sanmina Enclosure Systems USA Inc., effective as of December 19, 2002	Exhibit 3.2.13 to the Company's Registration Statement No. 333-103947
3.2.8	Amended and Restated Bylaws of SCI Systems, Inc., effective as of September 15, 2003	Exhibit 3.2.8 to the Company's Registration Statement No. 333-124510
3.2.9	Amended and Restated By-Laws of SCI Technology, Inc.	Exhibit 3.2.14 to the Company's Registration Statement No. 333-103947
3.2.10	Amended and Restated Bylaws of Viking Components Incorporated, effective as of November 25, 2002	Exhibit 3.2.18 to the Company's Registration Statement No. 333-103947
3.2.11	By-Laws of Hadco Corporation, effective as of June 23, 2000	Exhibit 3.2.21 to the Company's Registration Statement No. 333-103947
3.2.12	Amended and Restated By-Laws of SCI U.K. Holding, Inc.	Exhibit 3.2.23 to the Company's Registration Statement No. 333-103947
3.2.13	Amended and Restated By-Laws of Interagency, Inc., effective as of August 23, 2002	Exhibit 3.2.24 to the Company's Registration Statement No. 333-103947
3.2.14	Operating Agreement of SCI Plant No. 22, L.L.C., effective as of March 31, 2000	Exhibit 3.2.8 to the Company's Registration Statement No. 333-103947
3.2.15	Operating Agreement of Sanmina General, L.L.C., effective as of December 31, 1999	Exhibit 3.2.16 to the Company's Registration Statement No. 333-103947
3.2.16	Operating Agreement of Sanmina Limited, L.L.C., effective as of December 31, 1999	Exhibit 3.2.17 to the Company's Registration Statement No. 333-103947

3.2.17	Agreement of Limited Partnership of Sanmina Texas, L.P., effective as of January 5, 2000	Exhibit 3.2.19 to the Company's Registration Statement No. 333-103947
3.2.18	Bylaws of Sanmina-SCI USA, Inc., effective as of September 22, 2005
4.1	Form of Senior Subordinated Indenture
4.2	Form of Senior Subordinated Note (included in Exhibit 4.1)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
12.1	Statement re: Computation of Earnings to Fixed Charges
23.1	Consent of independent registered public accounting firm
24.1	Power of Attorney (included on signature page herein)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Subordinated Indenture under the Trust Indenture Act of 1939

Item 17. Undertakings

  (a)
  The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that,

          (A)  Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of January, 2006.

SANMINA-SCI CORPORATION
By:	/s/ JURE SOLA Jure Sola Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jure Sola and David L. White, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JURE SOLA Jure Sola	Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2006
/s/ DAVID L. WHITE David L. White	Chief Financial Officer (Principal Financial Officer)	January 30, 2006
/s/ TODD SCHULL Todd Schull	Senior Vice President and Corporate Controller (Principal Accounting Officer)	January 30, 2006
/s/ NEIL R. BONKE Neil R. Bonke	Director	January 30, 2006

/s/ ALAIN COUDER Alain Couder	Director	January 30, 2006
/s/ MARIO M. ROSATI Mario M. Rosati	Director	January 30, 2006
/s/ A. EUGENE SAPP, JR. A. Eugene Sapp, Jr.	Director	January 30, 2006
/s/ WAYNE SHORTRIDGE Wayne Shortridge	Director	January 30, 2006
/s/ PETER J. SIMONE Peter J. Simone	Director	January 30, 2006
/s/ JACQUELYN M. WARD Jacquelyn M. Ward	Director	January 30, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of January, 2006.

COMPATIBLE MEMORY, INC.
HADCO CORPORATION
HADCO SANTA CLARA, INC.
NEWISYS, INC.
SANMINA-SCI ENCLOSURES USA INC.
SANMINA-SCI SYSTEMS (ALABAMA) INC.
SANMINA-SCI SYSTEMS ENCLOSURES
    (DENTON) INC.
SANMINA-SCI USA, INC.
INTERAGENCY, INC.
SANMINA-SCI SYSTEMS HOLDINGS, INC.
SCI SYSTEMS, INC.
SCIMEX, INC.
VIKING INTERWORKS INC.

By:	/s/ JURE SOLA Name: Jure Sola Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jure Sola and David L. White, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed on the 30th day of January, 2006, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ JURE SOLA Jure Sola	Chief Executive Officer of each of the additional registrants listed directly above (Principal Executive Officer).	January 30, 2006

/s/ DAVID L. WHITE David L. White	Chief Financial Officer of each of the additional registrants listed directly above (Principal Financial and Accounting Officer)	January 30, 2006
/s/ STEVEN H. JACKMAN Steven H. Jackman	Director of each of the additional registrants listed directly above	January 30, 2006
/s/ SHELLY L. BYERS Shelly L. Byers	Director of each of the additional registrants listed directly above	January 30, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of January, 2006.

SCI TECHNOLOGY, INC.
By:	/s/ JURE SOLA Jure Sola Title: President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jure Sola, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed on the 30th day of January, 2006, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ JOHN CHIGBU John Chigbu	Chief Executive Officer (Principal Executive Officer) and Director	January 30, 2006
/s/ WALTER BOILEAU Walter Boileau	Treasurer (Principal Financial and Accounting Officer)	January 30, 2006
/s/ GEORGE KING George King	Director	January 30, 2006
/s/ STEVEN H. JACKMAN Steven H. Jackman	Director	January 30, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of January, 2006.

SCI PLANT NO. 5, L.L.C.
By:	SANMINA-SCI Systems (Alabama) Inc., its Sole Member
By:	/s/ JURE SOLA Name: Jure Sola Title: Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of January, 2006.

SCI PLANT NO. 22, L.L.C.
By:	SCI TECHNOLOGY, INC., its Sole Member
By:	/s/ JURE SOLA Name: Jure Sola Title: President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of January, 2006.

SANMINA GENERAL, L.L.C. SANMINA LIMITED, L.L.C.
All by: SANMINA-SCI CORPORATION, their Sole Member
By:	/s/ JURE SOLA Name: Jure Sola Title: Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of January, 2006.

SANMINA TEXAS, L.P.
By:	SANMINA GENERAL, L.L.C., its General Partner
By:	SANMINA-SCI CORPORATION, its Sole Member
By:	/s/ JURE SOLA Name: Jure Sola Title: Chief Executive Officer

Index to the Exhibits

Exhibit Number	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was contained herein with the Securities and Exchange Commission
1.1	Form of Senior Subordinated Underwriting Agreement.*
3.1	Restated Certificate of Incorporation of the Company, dated January 31, 1996	Exhibit 3.2 to the Company's Report on Form 10-K for the fiscal year ended September 30, 1996, Securities and Exchange Commission File No. 000-21272, filed with the Securities and Exchange Commission ("Securities and Exchange Commission") on December 24, 1996
3.1.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated March 9, 2001	Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Securities and Exchange Commission on May 11, 2001
3.1.2	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Company, dated May 29, 2001	Exhibit 3.1.2 to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 10, 2001
3.1.3	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated December 7, 2001	Exhibit 3.1.3 to the Company's Report on Form 10-K for the fiscal year ended September 29, 2001, filed with the Securities and Exchange Commission on December 21, 2001
3.1.4	Articles of Incorporation of Compatible Memory, Inc., filed with the California Secretary of State on July 14, 1997	Exhibit 3.1.14 to the Company's Registration Statement No. 333-103947
3.1.5	Articles of Incorporation of SCI Systems (Alabama), Inc., filed with the Alabama Secretary of State on January 4, 1988	Exhibit 3.1.15 to the Company's Registration Statement No. 333-103947
3.1.6	Articles of Amendment to the Articles of Incorporation of SCI Systems (Alabama), Inc. changing its name to Sanmina-SCI Systems (Alabama) Inc., filed with the Alabama Secretary of State on October 22, 2002	Exhibit 3.1.16 to the Company's Registration Statement No. 333-103947
3.1.7	Statement of Change of Registered Office or Registered Agent, or Both of SCI Systems (Alabama), Inc., filed with the Alabama Secretary of State on February 12, 1990	Exhibit 3.1.17 to the Company's Registration Statement No. 333-103947
3.1.8	Articles of Incorporation of SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on June 12, 2001	Exhibit 3.1.29 to the Company's Registration Statement No. 333-103947

*
To be filed by amendment, or documents filed pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated or deemed incorporated by reference into the prospectus.

Exhibit Number	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was contained herein with the Securities and Exchange Commission
3.1.9	Articles of Merger of Hartzell Manufacturing, Incorporated with and into SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on June 29, 2001	Exhibit 3.1.30 to the Company's Registration Statement No. 333-103947
3.1.10	Assumed Name Certificate for Filing with the Secretary of State, of SCI Enclosures (Denton), Inc., filed with the Texas Secretary of State on August 24, 2001	Exhibit 3.1.31 to the Company's Registration Statement No. 333-103947
3.1.11	Articles of Amendment to the Articles of Incorporation of SCI Enclosures (Denton), Inc. changing its name to Sanmina-SCI Systems Enclosures (Denton) Inc., filed with the Texas Secretary of State on December 23, 2003	Exhibit 3.1.11 to the Company's Registration Statement No. 333-124510
3.1.12	Articles of Incorporation of Scimex, Inc., as filed with the Alabama Secretary of State on March 24, 1987	Exhibit 3.1.32 to the Company's Registration Statement No. 333-103947
3.1.13	Statement of Change of Registered Office or Registered Agent, or Both of Scimex, Inc., filed with the Alabama Secretary of State on February 12, 1990	Exhibit 3.1.33 to the Company's Registration Statement No. 333-103947
3.1.14	Amended and Restated Certificate of Incorporation of Zycon Corporation, filed with the Delaware Secretary of State on January 10, 1997	Exhibit 3.1.34 to the Company's Registration Statement No. 333-103947
3.1.15	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Zycon Corporation changing its name to Hadco Santa Clara, Inc., filed with the Delaware Secretary of State on July 10, 1997	Exhibit 3.1.35 to the Company's Registration Statement No. 333-103947
3.1.16	Articles of Incorporation of Devtek Electronic Enclosures U.S.A. Inc., filed with the North Carolina Secretary of State on July 3, 1995	Exhibit 3.1.36 to the Company's Registration Statement No. 333-103947
3.1.17	Articles of Amendment of Devtek Electronic Enclosures U.S.A. Inc. changing its name to Sanmina Enclosure Systems USA Inc., filed with the North Carolina Secretary of State on July 3, 1995	Exhibit 3.1.37 to the Company's Registration Statement No. 333-103947
3.1.18	Articles of Amendment to the Articles of Incorporation of Sanmina Enclosure Systems (USA) Inc. changing its name to Sanmina-SCI Enclosures USA Inc., filed with the North Carolina Secretary of State on December 29, 2003	Exhibit 3.1.18 to the Company's Registration Statement No. 333-124510
3.1.19	Articles of Incorporation of SCI Technology, Inc., filed with the Alabama Secretary of State on May 9, 1984	Exhibit 3.1.38 to the Company's Registration Statement No. 333-103947

3.1.20	Statement of Change of Registered Office or Registered Agent, or Both of SCI Technology, Inc., filed with the Alabama Secretary of State on April 1, 1987	Exhibit 3.1.39 to the Company's Registration Statement No. 333-103947
3.1.21	Statement of Change of Registered Office or Registered Agent, or Both of SCI Technology, Inc., filed with the Alabama Secretary of State on February 12, 1990	Exhibit 3.1.40 to the Company's Registration Statement No. 333-103947
3.1.22	Articles of Merger of SCI Systems Colorado, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 1998	Exhibit 3.1.41 to the Company's Registration Statement No. 333-103947
3.1.23	Articles of Merger of AWI, Colorado Manufacturing Technology, Inc. and SCI Manufacturing, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on January 31, 1990	Exhibit 3.1.42 to the Company's Registration Statement No. 333-103947
3.1.24	Articles of Merger of SCI/EOG Holdings, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 2001 (effective June 30, 2001)	Exhibit 3.1.43 to the Company's Registration Statement No. 333-103947
3.1.25	Articles of Merger of EOG, Inc. with and into SCI Technology, Inc., filed with the Alabama Secretary of State on June 29, 2001 (effective June 30, 2001)	Exhibit 3.1.44 to the Company's Registration Statement No. 333-103947
3.1.26	Amended and Restated Articles of Incorporation of Viking Components Incorporated, filed with the California Secretary of State on December 17, 2002	Exhibit 3.1.48 to the Company's Registration Statement No. 333-103947
3.1.27	Certificate of Approval of Agreement of Merger between Viking Components Incorporated and Interworks Computer Products, Inc., filed with the California Secretary of State on September 27, 2003	Exhibit 3.1.27 to the Company's Registration Statement No. 333-124510
3.1.28	Certificate of Amendment of the Articles of Incorporation of Viking Components Incorporated changing its name to Viking Interworks Inc., filed with the California Secretary of State on December 24, 2003	Exhibit 3.1.28 to the Company's Registration Statement No. 333-124510
3.1.29	Restated Articles of Organization of Hadco Corporation, filed with the Massachusetts Secretary of State on March 1, 1989	Exhibit 3.1.54 to the Company's Registration Statement No. 333-103947
3.1.30	Articles of Merger of Parent and Subsidiary Corporations of Hadco Corporation, filed with the Massachusetts Secretary of State on July 1, 1997	Exhibit 3.1.55 to the Company's Registration Statement No. 333-103947
3.1.31	Articles of Amendment of Hadco Corporation, filed with the Massachusetts Secretary of State on March 4, 1998	Exhibit 3.1.56 to the Company's Registration Statement No. 333-103947

3.1.32	Articles of Merger of SANM Acquisition Subsidiary, Inc. with and into Hadco Corporation, filed with the Massachusetts Secretary of State on June 23, 2000	Exhibit 3.1.57 to the Company's Registration Statement No. 333-103947
3.1.33	Articles of Merger of Parent and Subsidiary Corporations of Hadco Corporation, filed with the Massachusetts Secretary of State on September 28, 2001	Exhibit 3.1.58 to the Company's Registration Statement No. 333-103947
3.1.34	Restated Certificate of Incorporation of SCI Systems, Inc., attached as Exhibit A to Certificate of Merger of Sun Acquisition Subsidiary, Inc. with and into SCI Systems, Inc., filed with the Delaware Secretary of State on December 6, 2001	Exhibit 3.1.59 to the Company's Registration Statement No. 333-103947
3.1.35	Certificate of Merger merging Sanmina Canada Holdings, Inc. with and into SCI Systems, Inc., filed with the Delaware Secretary of State on September 25, 2003	Exhibit 3.1.35 to the Company's Registration Statement No. 333-124510
3.1.36	Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on July 13, 1984	Exhibit 3.1.60 to the Company's Registration Statement No. 333-103947
3.1.37	Certificate of Amendment of Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on May 17, 1985	Exhibit 3.1.61 to the Company's Registration Statement No. 333-103947
3.1.38	Certificate of Ownership and Merger merging SCI U.K. Trading, Inc. into SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on November 9, 1987	Exhibit 3.1.62 to the Company's Registration Statement No. 333-103947
3.1.39	Certificate for Renewal and Revival of Certificate of Incorporation of SCI U.K. Holding, Inc., filed with the Delaware Secretary of State on March 24, 1993	Exhibit 3.1.63 to the Company's Registration Statement No. 333-103947
3.1.40	Certificate of Amendment of Certificate of Incorporation of SCI U.K. Holding, Inc. changing its name to SCI Holdings, Inc., filed with the Delaware Secretary of State on March 24, 1993	Exhibit 3.1.64 to the Company's Registration Statement No. 333-103947
3.1.41	Certificate of Amendment to the Certificate of Incorporation of SCI Holdings, Inc. changing its name to Sanmina-SCI Systems Holdings, Inc., filed with the Delaware Secretary of State on December 23, 2003	Exhibit 3.1.41 to the Company's Registration Statement No. 333-124510
3.1.42	Certificate of Incorporation of Interagency, Inc., filed with the Delaware Secretary of State on July 3, 1973	Exhibit 3.1.65 to the Company's Registration Statement No. 333-103947
3.1.43	Sixth Amended and Restated Certificate of Incorporation of Newisys, Inc., filed with the Delaware Secretary of State on October 24, 2002	Exhibit 3.1.43 to the Company's Registration Statement No. 333-124510

3.1.44	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Newisys, Inc., filed with the Delaware Secretary of State on July 16, 2003	Exhibit 3.1.44 to the Company's Registration Statement No. 333-124510
3.1.45	Certificate of Merger merging Aspen Acquisition Subsidiary, Inc. with and into Newisys, Inc., filed with the Delaware Secretary of State on July 21, 2003	Exhibit 3.1.45 to the Company's Registration Statement No. 333-124510
3.1.46	Articles of Organization of SCI Plant No. 5, L.L.C., filed with the Alabama Secretary of State on August 16, 1999	Exhibit 3.1.10 to the Company's Registration Statement No. 333-103947
3.1.47	Articles of Organization of SCI Plant No. 22, L.L.C., filed with the Colorado Secretary of State on March 31, 2000	Exhibit 3.1.19 to the Company's Registration Statement No. 333-103947
3.1.48	Certificate of Formation of Sanmina General, L.L.C., filed with the Delaware Secretary of State on December 30, 1999	Exhibit 3.1.46 to the Company's Registration Statement No. 333-103947
3.1.49	Certificate of Formation of Sanmina Limited, L.L.C., filed with the Delaware Secretary of State on December 30, 1999	Exhibit 3.1.47 to the Company's Registration Statement No. 333-103947
3.1.50	Articles of Conversion of Sanmina Cable Systems, Inc. into Sanmina Texas, L.P., filed with the Texas Secretary of State on January 5, 2000	Exhibit 3.1.49 to the Company's Registration Statement No. 333-103947
3.1.51	Assumed Name Certificate for Incorporated Business or Profession, Limited Partnership, Registered Limited Liability Partnership or Limited Liability Company of Sanmina Texas, L.P., filed with the Texas Secretary of State on January 7, 2000	Exhibit 3.1.50 to the Company's Registration Statement No. 333-103947
3.1.52	Statement of Change of Address of Registered Agent of Sanmina Texas, L.P., filed with the Texas Secretary of State on April 26, 2004	Exhibit 3.1.52 to the Company's Registration Statement No. 333-124510
3.1.53	Certificate of Incorporation of Sanmina-SCI USA, Inc., filed with the Delaware Secretary of State on September 22, 2005
3.2	Amended and Restated By-Laws of the Company, effective as of January 25, 2006
3.2.1	Amended and Restated Bylaws of Compatible Memory, Inc., effective as of November 25, 2002	Exhibit 3.2.5 to the Company's Registration Statement No. 333-103947
3.2.2	By-Laws of SCI Systems (Alabama), Inc., effective as of October 29, 1993	Exhibit 3.2.6 to the Company's Registration Statement No. 333-103947
3.2.3	Bylaws of Newisys, Inc., effective as of July 1, 2003	Exhibit 3.2.3 to the Company's Registration Statement No. 333-124510
3.2.4	Amended and Restated Bylaws of SCI Enclosures (Denton), Inc., effective as of November 25, 2002	Exhibit 3.2.10 to the Company's Registration Statement No. 333-103947

3.2.5	Amended and Restated Bylaws of Scimex, Inc., effective as of September 15, 2003	Exhibit 3.2.5 to the Company's Registration Statement No. 333-124510
3.2.6	Amended and Restated Bylaws of Hadco Santa Clara, Inc., effective as of November 25, 2002	Exhibit 3.2.12 to the Company's Registration Statement No. 333-103947
3.2.7	Bylaws of Sanmina Enclosure Systems USA Inc., effective as of December 19, 2002	Exhibit 3.2.13 to the Company's Registration Statement No. 333-103947
3.2.8	Amended and Restated Bylaws of SCI Systems, Inc., effective as of September 15, 2003	Exhibit 3.2.8 to the Company's Registration Statement No. 333-124510
3.2.9	Amended and Restated By-Laws of SCI Technology, Inc.	Exhibit 3.2.14 to the Company's Registration Statement No. 333-103947
3.2.10	Amended and Restated Bylaws of Viking Components Incorporated, effective as of November 25, 2002	Exhibit 3.2.18 to the Company's Registration Statement No. 333-103947
3.2.11	By-Laws of Hadco Corporation, effective as of June 23, 2000	Exhibit 3.2.21 to the Company's Registration Statement No. 333-103947
3.2.12	Amended and Restated By-Laws of SCI U.K. Holding, Inc.	Exhibit 3.2.23 to the Company's Registration Statement No. 333-103947
3.2.13	Amended and Restated By-Laws of Interagency, Inc., effective as of August 23, 2002	Exhibit 3.2.24 to the Company's Registration Statement No. 333-103947
3.2.14	Operating Agreement of SCI Plant No. 22, L.L.C., effective as of March 31, 2000	Exhibit 3.2.8 to the Company's Registration Statement No. 333-103947
3.2.15	Operating Agreement of Sanmina General, L.L.C., effective as of December 31, 1999	Exhibit 3.2.16 to the Company's Registration Statement No. 333-103947
3.2.16	Operating Agreement of Sanmina Limited, L.L.C., effective as of December 31, 1999	Exhibit 3.2.17 to the Company's Registration Statement No. 333-103947
3.2.17	Agreement of Limited Partnership of Sanmina Texas, L.P., effective as of January 5, 2000	Exhibit 3.2.19 to the Company's Registration Statement No. 333-103947
3.2.18	Bylaws of Sanmina-SCI USA, Inc., effective as of September 22, 2005
4.1	Form of Senior Subordinated Indenture
4.2	Form of Senior Subordinated Note (included in Exhibit 4.1)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
12.1	Statement re: Computation of Earnings to Fixed Charges
23.1	Consent of independent registered public accounting firm
24.1	Power of Attorney (included on signature page herein)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Subordinated Indenture under the Trust Indenture Act of 1939

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SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
ABOUT THIS PROSPECTUS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
Index to the Exhibits